UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

FINANCIAL INSTITUTIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 17, 2020

The following Notice of Change relates to the proxy statement (the “Proxy Statement”) of Financial Institutions, Inc. (the “Company”), dated April 28, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, June 17, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about May 21, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE TO

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 17, 2020

To the Shareholders of Financial Institutions, Inc.:

In response to public health concerns surrounding the COVID-19 pandemic and to support the health and well-being of our shareholders, employees, partners and communities, NOTICE IS HEREBY GIVEN that the Company will host its Annual Meeting of Shareholders through remote communication in a virtual-only format. Shareholders will not be able to attend the meeting physically. The previously announced date and time of the meeting, Wednesday, June 17, 2020, at 10:00 a.m. Eastern time has not changed. The meeting, which will be held live audio webcast, can be accessed via the internet at www.virtualshareholdermeeting.com/FISI2020 beginning at 9:45 a.m. Eastern Time.

As described in the previously distributed proxy materials, shareholders of record of Financial Institutions, Inc., or their legal proxy holders, as of the close of business on April 20, 2020, are entitled to participate in the Annual Meeting. To be admitted to the virtual meeting with the ability to both vote and ask questions, shareholders must enter the unique 16-digit control number included on their proxy card, voter instruction form or notice of internet availability of proxy materials. Shareholders who hold their shares through a brokerage, bank or other nominee account and have questions on how to obtain a control number to participate should contact the financial institution where their shares are held. Those without a control number may attend as guests of the meeting, but they will not have the option to vote their shares, ask questions or otherwise participate in the virtual meeting.

While shareholders (or their proxies) will be able to ask questions and vote during the virtual-only meeting by following instructions available on the meeting website, the Company encourages all shareholders to use their previously distributed proxy card, voter instruction form, or any of the methods outlined in the proxy materials to vote their shares and submit their proxies in advance of the Annual Meeting, whether or not they plan to attend.

Sincerely,

/s/ Samuel J. Burruano, Jr.
Samuel J. Burruano, Jr. Corporate Secretary